Exhibit 3.1


                              AMENDED AND RESTATED

                                     BYLAWS

                                       OF

                       SECURED DIGITAL APPLICATIONS, INC.,
                             a Delaware Corporation
                        (Incorporated on March 16, 2000)

                               As of July 3, 2007


                                TABLE OF CONTENTS

                                                                                                               Page
TABLE OF CONTENTS.................................................................................................i
ARTICLE I.  REGISTERED AGENT AND OFFICES..........................................................................1
         Section 1.1.  Registered Agent and Office................................................................1
         Section 1.2.  Other Offices..............................................................................1
ARTICLE II.  MEETINGS OF STOCKHOLDERS.............................................................................1
         Section 2.1.  Place and Time of Meetings.................................................................1
         Section 2.2.  Business to be Transacted at Meetings......................................................1
         Section 2.3.  Notice.....................................................................................1
         Section 2.4.  List of Stockholders.......................................................................2
         Section 2.5.  Quorum.....................................................................................2
         Section 2.6.  Proxies....................................................................................2
         Section 2.7.  Order of Business..........................................................................2
         Section 2.8.  Appointment of Inspectors of Election......................................................2
         Section 2.9.  Informal Action............................................................................3
         Section 2.10. Fixing A Record Date.......................................................................3
         Section 2.11. Minutes....................................................................................4
ARTICLE III.  DIRECTORS...........................................................................................4
         Section 3.1.  Number, Qualifications and Term of Office..................................................4
         Section 3.2.  Nomination of Director Candidates..........................................................4
         Section 3.3.  Removals with Cause........................................................................5
         Section 3.4.  Vacancies..................................................................................5
         Section 3.5.  Annual Meeting.............................................................................5
         Section 3.6.  Other Meetings and Notice..................................................................5
         Section 3.7.  Quorum.....................................................................................5
         Section 3.8.  Committees.................................................................................5
         Section 3.9.  Committee Rules............................................................................6
         Section 3.10. Telephonic Meetings........................................................................6
         Section 3.11. Presumption of Assent......................................................................6
         Section 3.12. Informal Action............................................................................6
         Section 3.13. Compensation...............................................................................6
         Section 3.14. Minutes....................................................................................6
ARTICLE IV.  OFFICERS.............................................................................................6
         Section 4.1.  Number.....................................................................................6
         Section 4.2.  Election and Term of Office................................................................6
         Section 4.3.  The Chairman of the Board..................................................................6
         Section 4.4.  The Vice Chairman of the Board.............................................................7
         Section 4.5.  The President..............................................................................7
         Section 4.6.  Vice Presidents............................................................................7
         Section 4.7.  The Secretary and Assistant Secretary......................................................7
         Section 4.8.  The Treasurer and Assistant Treasurer......................................................7
         Section 4.9.  Vacancies..................................................................................8
         Section 4.10. Other Officers, Assistant Officers and Agents..............................................8
ARTICLE V.  INDEMNIFICATION AND INSURANCE OF DIRECTORS, OFFICERS AND OTHERS.......................................8
         Section 5.1.  Indemnification............................................................................8
         Section 5.2.  Advancement of Expenses....................................................................8

         Section 5.3.  Expenses of Contested Indemnification Claims...............................................8
         Section 5.4.  Indemnification Not Exclusive..............................................................8
         Section 5.5.  Survival of Indemnification and Advancement of Expenses....................................8
         Section 5.6.  Determination of Indemnification...........................................................8
         Section 5.7.  Employees, Agents and Others...............................................................9
         Section 5.8.  Contract Right.............................................................................9
         Section 5.9.  Insurance..................................................................................9
         Section 5.10. Certain References Under Article V.........................................................9
ARTICLE VI.  CERTIFICATES OF STOCK................................................................................9
         Section 6.1.  Form.......................................................................................9
         Section 6.2.  Transfers..................................................................................9
         Section 6.3.  Lost or Destroyed Certificates.............................................................9
         Section 6.4.  Registered Stockholders....................................................................9
ARTICLE VII.  CERTAIN BUSINESS COMBINATIONS......................................................................10
ARTICLE VIII. GENERAL PROVISIONS.................................................................................10
         Section 8.1.  Dividends.................................................................................10
         Section 8.2.  Moneys....................................................................................10
ARTICLE IX.  NOTICES.............................................................................................10
         Section 9.1.  General...................................................................................10
         Section 9.2.  Waivers...................................................................................10
         Section 9.3.  Attendance as Waiver......................................................................10
         Section 9.4.  Omission of Notice to Stockholders........................................................10

                              AMENDED AND RESTATED
                                     BYLAWS
                                       OF

                       SECURED DIGITAL APPLICATIONS, INC.,
                             a Delaware Corporation

                               As of July 3, 2007

--------------------------------------------------------------------------------

                                   ARTICLE I.
                          REGISTERED AGENT AND OFFICES

         Section 1.1. Registered Agent and Office. The registered agent and office of the corporation shall be such person or entity and located at such place within the state of Delaware as the board of directors may from time to time determine.

         Section 1.2. Other Offices. The corporation may also have offices at such other places, both within and without the state of Delaware, as the corporation's board of directors may from time to time determine or the business of the corporation may require.

                                   ARTICLE II.
                            MEETINGS OF STOCKHOLDERS

         Section 2.1. Place and Time of Meetings. All meetings of the stockholders shall be held on such date and at such time and place, within or without the state of Delaware, as shall be determined from time to time, by the board of directors. The place at which a meeting of stockholders shall be held shall be stated in the notice and call of the meeting or a duly executed waiver of notice thereof. Special meetings of stockholders may be called by the chairman of the board, the president, the board of directors or the holders of at least ten percent of the shares of the corporation that would be entitled to vote at such a meeting.

         Section 2.2. Business to be Transacted at Meetings. At a meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before a special meeting, business must be specified in the notice of the meeting (or any supplement thereto). To be properly brought before an annual meeting, business must be (a) specified in the notice of the meeting (or any supplement thereto) given by or at the direction of the board of directors, (b) otherwise properly brought before the meeting by or at the direction of the board of directors or (c) otherwise properly brought before the meeting by a stockholder. For business to be properly brought before an annual meeting by a stockholder, the stockholder must, in addition to any requirements imposed by federal securities law or other laws, have given timely notice thereof in writing to the secretary of the corporation. To be timely for an annual meeting, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the corporation, no later than (i) if the corporation mailed notice of the last annual meeting or publicly disclosed the date of such meeting and the annual meeting for the current year has not changed more than thirty days from such date (as if in the current year), forty-five days before the earlier of the date (as if in the current year) of such mailing or public disclosure or (ii) otherwise ninety days prior to the annual meeting. A stockholder's notice to the secretary with regard to an annual meeting shall set forth as to each order of business that the stockholder proposes to bring before the meeting (a) a brief description of such business desired to be brought before the meeting and the reasons for conducting such business at the annual meeting, (b) the name and address, as they appear on the corporation's books, of the stockholder proposing such business, (c) the class and number of shares of the corporation that are beneficially owned by the stockholder and (d) any material interest of the stockholder in such business. The chairman of the meeting may refuse to bring before a meeting any business not properly brought before the meeting in compliance with this section.

         Section 2.3. Notice. Notice of the time and place of an annual meeting of stockholders and notice of the time, place and purpose or purposes of a special meeting of the stockholders shall be given by mailing written or printed notice of the same not less than ten, nor more than sixty, days prior to the meeting, with postage prepaid, to each stockholder of record of the corporation entitled to vote at such meeting, and addressed to the stockholder's last known post office address or to the address appearing on the corporate books of the corporation.

         Section 2.4. List of Stockholders. The officer or agent having charge of the stock transfer books of the corporation shall make, at least ten days before every meeting of the stockholders, a complete list of the stockholders entitled to vote at such meeting arranged in alphabetical order, specifying the address of and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any stockholder who is present. The original stock transfer books shall be the only evidence as to who are the stockholders entitled to examine such list or transfer book or to vote at any such meeting of stockholders.

         Section 2.5. Quorum. The holders of a majority of the votes entitled to be cast at any meeting of stockholders, counted as a single class if there be more than one class of stock entitled to vote at such meeting, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders. Once a quorum is present at a meeting of the stockholders, the stockholders represented in person or by proxy at the meeting may conduct such business as may be properly brought before the meeting until it is adjourned, and the subsequent withdrawal from the meeting by any stockholder or the refusal of any stockholder represented in person or by proxy to vote shall not affect the presence of a quorum at the meeting. If a quorum is not present, the holders of the shares present in person or represented by proxy at the meeting, and entitled to vote thereat, shall have the power, by the affirmative vote of the holders of a majority of such shares, to adjourn the meeting to another time and/or place. Unless the adjournment is for more than thirty days or unless a new record date is set for the adjourned meeting, no notice of the adjourned meeting need be given to any stockholder provided that the time and place of the adjourned meeting were announced at the meeting at which the adjournment was taken. At the adjourned meeting the corporation may transact any business that might have been transacted at the original meeting.

         Section 2.6. Proxies. Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for him by proxy. A telegram, telex, cablegram or similar transmission by the stockholder, or a photographic, photostatic, facsimile or similar reproduction of a writing executed by the stockholder shall be treated as an execution in writing for purposes of this section. No proxy shall be valid after three years from the date of its execution unless otherwise provided in the proxy. Each proxy shall be revocable unless the proxy form conspicuously states that the proxy is irrevocable and the proxy is coupled with an interest.

         Section 2.7. Order of Business. The order of business at each such stockholders meeting shall be as determined by the chairman of the meeting. One of the following persons, in the order in which they are listed (and in the absence of the first, the next, and so on), shall serve as chairman of the meeting: the chairman of the board, vice chairman of the board, president, vice presidents (in the order of their seniority if more than one) and secretary. The chairman of the meeting shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts and things as are necessary or desirable for the proper conduct of the meeting, including, without limitation, the establishment of procedures for the maintenance of order and safety, limitations on the time allotted to questions or comments on the affairs of the corporation, restrictions on entry to such meeting after the time prescribed for the commencement thereof, and the opening and closing of the voting polls.

         Section 2.8. Appointment of Inspectors of Election. The board of directors shall appoint one or more inspectors of election ("inspectors") to act at such meeting or any adjournment or postponement thereof and make a written report thereof. The board of directors may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is so appointed or if no inspector or alternate is able to act, the chairman of the board shall appoint one or more inspectors to act at such meeting. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspectors may be directors, officers or employees of the corporation.

Section 2.9.  Informal Action.

         (a) Any action to be taken at a meeting of the stockholders, may be taken without a meeting, without prior notice, and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holder or holders of shares having not less than the minimum number of votes that would be necessary to take such action at a meeting at which the holders of all shares entitled to vote on the action were present and voted.

         (b) Every written consent of the stockholders shall bear the date of signature of each stockholder who signs the consent. No written consent shall be effective to take the action that is the subject of the consent unless, within sixty days after the date of the earliest dated consent delivered to the corporation as provided below, a consent or consents signed by the holder or holders of shares having not less than the minimum number of votes that would be necessary to take the action that is the subject of the consent are delivered to the corporation by delivery to its registered office, its principal place of business, or an officer or agent of the corporation having custody of the books in which proceedings of meetings of the stockholders are recorded. Such delivery shall be made by hand or by certified or registered mail, return receipt requested, and in the case of delivery to the corporation's principal place of business, shall be addressed to the president of the corporation.

         (c) A telegram, telex, cablegram or similar transmission by a stockholder, or a photographic, photostatic, facsimile or other similar reproduction of a writing signed by a stockholder, shall be regarded as signed by the stockholder for the purposes of this section.

         (d) Prompt notice of the taking of any action by stockholders without a meeting by less than unanimous written consent shall be given to those stockholders who did not consent in writing to the action and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for such meeting had been the date that written consents signed by a sufficient number of holders to take the action were delivered to the corporation.]

Section 2.10.  Fixing A Record Date.

         (a) In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the board or directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the board of directors, and which record date shall not be more than sixty nor less than ten days before the date of such meeting. If no record is fixed by the board of directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; providing, however, that the board of directors may fix a new record date for the adjourned meeting.

         (b) In order that the corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the board of directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the board of directors, and which date shall not be more than ten days after the date upon which the resolution fixing the record date is adopted by the board of directors. If no record date has been fixed by the board of directors, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the board of directors is required by this chapter, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the corporation by delivery to its registered office in this State, its principal place of business, or an officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to a corporation's registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the board of directors and prior action by the board of directors is required by this chapter, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the board of directors adopts the resolution taking such prior action.

         (c) In order that the corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the board of directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the board of directors adopts the resolution relating thereto.

         Section 2.11. Minutes. The stockholders shall keep regular minutes of their proceedings, and such minutes shall be placed in the minute book of the corporation.


                                  ARTICLE III.
                                    DIRECTORS

         Section 3.1. Number, Qualifications and Term of Office. The business and affairs of the corporation shall be managed by a board of directors. Subject to the preferential voting rights of the holders of preferred stock or any other class of capital stock of the corporation or any series of any of the foregoing that is then outstanding, the board of directors shall consist of one or more members. The classes and number of members of the board of directors shall be fixed from time to time (i) by the board of directors pursuant to a resolution adopted by a majority of the entire board of directors or (ii) by the stockholders pursuant to a resolution adopted by a majority of the holders of shares of the corporation entitled to vote for the election of directors; provided, however, that if the stockholders have acted to fix the number of directors, any action by the board of directors to fix another number shall only become effective on or after the first annual meeting of stockholders that follows such stockholder action. Each director shall be elected in the manner set forth in the corporation's certificate of incorporation, except as provided in Section 3.4, and each director elected shall hold office until the annual meeting of stockholders at which his or her term expires and until his or her successor is duly elected and qualified or until his or her earlier death, resignation or removal.

         Section 3.2. Nomination of Director Candidates. Subject to the preferential voting rights of the holders of preferred stock or any other class of capital stock of the corporation or any series of any of the foregoing that is then outstanding, nominations for the election of directors may be made by the board of directors or by any stockholder entitled to vote for the election of directors. Any stockholder entitled to vote for the election of a director at a meeting may nominate persons for whom such stockholder may vote only if written notice of such stockholder's intent to make such nomination is given, either by personal delivery or by United States mail, postage prepaid, to the secretary of the corporation not later than (a) with respect to an election to be held at an annual meeting of stockholders, (i) if the corporation mailed notice of the last annual meeting or publicly disclosed the date of such meeting and the annual meeting for the current year has not changed more than thirty days from such date (as if in the current year), forty-five days before the earlier of the date (as if in the current year) of such mailing or public disclosure or (ii) otherwise ninety days prior to the annual meeting and (b) with respect to an election to be held at a special meeting of stockholders for the election of directors, the close of business on the tenth day following the date on which notice of such meeting is first given to stockholders. Each such notice shall set forth: (a) the name and address of the stockholder who intends to make the nomination and of the person or persons intended to be nominated;
(b) a representation that the stockholder is a holder of record of stock of the corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (d) such other information regarding each nominee proposed by such stockholder as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had such requirements been applicable and each nominee been nominated, or intended to be nominated, by the board of directors; and (e) the consent of each nominee to serve as a director of the corporation if so elected. The chairman of the meeting may refuse to acknowledge the nomination of any person not made in compliance with this section.

         Section 3.3. Removals With Cause. Subject to the preferential voting rights of the holders of preferred stock that is then outstanding, if any, the stockholders may, at any special meeting called for the purpose, by a vote of the holders of the majority of the shares then entitled to vote, remove any of the directors from office for "cause." "Cause" means (i) the conviction of or plea of nolo contendre to a felony or a crime involving moral turpitude, (ii) the commission of any act involving dishonesty, fraud or a breach of the director's fiduciary duties to the corporation or conduct tending to bring the corporation into public disgrace or disrepute or (iii) gross negligence or willful misconduct with respect to the corporation.

         Section 3.4. Vacancies. Subject to the preferential voting rights of the holders of preferred stock or any other class of capital stock of the corporation or any series of any of the foregoing that is then outstanding and except as otherwise required by law, all vacancies in the board of directors, whether caused by resignation, death or otherwise, may be filled by a majority of the remaining directors though less than a quorum, or by a sole remaining director; provided, however, that any vacancy resulting from an increase in the number of directors that is the result of a resolution adopted by the stockholders of the corporation may be filled by the stockholders of the corporation in accordance with the laws of the state of Delaware, any other applicable provisions of the certificate of incorporation and these bylaws. Any director of any class elected to fill a vacancy resulting from an increase in the number of directors of such class shall hold office for a term that shall coincide with the remaining term of that class. Any director elected to fill a vacancy not resulting from an increase in the number of directors shall have the same remaining term as that of his predecessor.

         Section 3.5. Annual Meeting. The annual meeting of the board of directors may be held without notice immediately after the annual meeting of stockholders at the location of the stockholders' meeting. If not held immediately after the annual meeting of the stockholders, the annual meeting of the board of directors shall be held as soon thereafter as may be convenient.

         Section 3.6. Other Meetings and Notice. Regular meetings of the board of directors may be held without notice at such time and at such place as shall from time to time be determined by the board of directors. Special meetings of the board of directors may be called by or at the request of the chairman of the board or the president and shall be called by the chairman of the board on the written request of a majority of directors, in each case on at least twenty-four hours notice to each director.

         Section 3.7. Quorum. A majority of the total number of directors shall be necessary at all meetings to constitute a quorum for the transaction of business. If a quorum shall not be present at any meeting of the board of directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present. At such adjourned meeting at which a quorum shall be present, any business may be transacted that might have been transacted at the meeting as originally notified and called.

         Section 3.8. Committees. Standing or temporary committees consisting of one or more directors of the corporation may be appointed by the board of directors from time to time, and the board of directors may from time to time invest such committees with such powers as it may see fit, subject to limitations imposed by statute and such conditions as may be prescribed by the board of directors. An executive committee may be appointed by resolution passed by a majority of the entire board of directors and if appointed it shall have all the powers provided by statute, except as specially limited by the board of directors. All committees so appointed shall keep regular minutes of the transactions of their meetings and shall cause them to be recorded in books kept for that purpose in the office of the corporation, and shall report the same to the board of directors at its next meeting. The board of directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. The board shall have the power at any time to change the membership of, to increase or decrease the membership of, to fill all vacancies in and to discharge any committee of the board, or any member thereof, either with or without cause.

         Section 3.9. Committee Rules. Each committee of the board of directors may fix its own rules of procedure and shall hold its meetings as provided by such rules, except as may otherwise be provided by the resolution of the board of directors designating such committee, but in all cases the presence of at least a majority of the members of such committee shall be necessary to constitute a quorum.

         Section 3.10. Telephonic Meetings. Members of the board of directors or any committee designated by the board of directors may participate in any meeting of the board of directors or such committee by means of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other. Participation in such a meeting shall constitute presence in person at such meeting.

         Section 3.11. Presumption of Assent. A director of the corporation who is present at a meeting of the board of directors or any committee thereof at which action on any corporate matter is taken shall be deemed to have assented to the action taken unless his or her dissent shall be entered in the minutes of the meeting or unless he or she shall file his or her written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the secretary of the corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

         Section 3.12. Informal Action. Any action required or permitted to be taken at any meeting of the board of directors or of any committee thereof may be taken without a meeting if all members of the board of directors or such committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the board of directors or committee. Action taken pursuant to such written consent of the board of directors or of any committee thereof shall have the same force and effect as if taken by the board of directors or the committee, as the case may be, at a meeting thereof.

         Section 3.13. Compensation. The board of directors shall have the authority to fix the compensation of directors.

         Section 3.14. Minutes. The board of directors shall keep regular minutes of its proceedings, and such minutes shall be placed in the minute book of the corporation.

                                   ARTICLE IV.
                                    OFFICERS

         Section 4.1. Number. The officers of the corporation shall be a chairman of the board, a vice chairman of the board, a president, one or more vice presidents, a secretary, a treasurer, and such other officers and assistant officers as the board of directors may, by resolution, appoint. Any two or more offices may be held by the same person. In its discretion, the board of directors may choose not to fill any office for any period as it may deem advisable, except the offices of president and secretary.

         Section 4.2. Election and Term of Office. The officers of the corporation shall be elected annually by the board of directors at the annual meeting of the board of directors. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as may be convenient. Each officer shall hold office until the next annual meeting of the board of directors and until his or her successor is duly elected and qualified or until his or her earlier death, resignation or removal as hereinafter provided.

         Section 4.3. The Chairman of the Board. The chairman of the board shall preside at all meetings of the stockholders and directors. He or she shall be the chief executive officer of the corporation and shall have general and active management of the business of the corporation, shall see that all orders and resolutions of the board of directors are carried into effect and, in connection therewith, shall be authorized to delegate to the vice chairman of the board, president and other officers such of his or her powers and duties as chairman of the board at such time and in such manner as he or she may deem to be advisable. The chairman of the board shall be an ex officio member of all standing committees and he or she shall have such other powers and duties as may from time to time be assigned by the board of directors.

         The chairman of the board may, from time to time, appoint an attorney-in-fact or attorneys-in-fact, or an agent or agents, of the corporation in the name and on behalf of the corporation to cast as a stockholder, in any other corporation, any of the securities that may be held by the corporation, at meetings of the holders of such securities of such corporation, or to consent in writing to any such action by any such other corporation, and may instruct the person or persons so appointed as to the manner of casting such votes or the giving of any consent, or may execute or cause to be executed on behalf of the corporation and under its corporate seal or otherwise such written proxies, consents, waivers, or other instruments as he or she may deem necessary or proper, or he or she may attend any meeting of the holders of such securities of any such other corporation and thereat vote or exercise any or all other powers of the corporation as the holder of such securities of such corporation.

         Section 4.4. The Vice Chairman of the Board. The vice chairman of the board shall be the corporation's executive officer next in authority to the chairman of the board. The vice chairman of the board shall assist the chairman of the board in the management of the business of the corporation, and, in the absence or disability of the chairman of the board, shall preside at all meetings of the stockholders and the board of directors and exercise the other powers and perform the other duties of the chairman of the board or designate the executive officers of the corporation by whom such other powers shall be exercised and other duties performed. The vice chairman of the board shall be an ex officio member of all standing committees and he or she shall have such other powers and duties as may from time to time be assigned by the board of directors or by the chairman of the board. In addition to the foregoing, the vice chairman of the board shall have such other powers, duties and authority as may be set forth elsewhere in these bylaws.

         Section 4.5. The President. The president shall be the corporation's executive officer next in authority to the vice chairman of the board and shall be its chief operating officer unless otherwise determined by the board of directors. The president shall assist the chairman of the board in the management of the business of the corporation, and, in the absence or disability of the chairman of the board and the vice chairman of the board, shall preside at all meetings of the stockholders and the board of directors and exercise the other powers and perform the other duties of the chairman of the board or designate the executive officers of the corporation by whom such other powers shall be exercised and other duties performed. The president shall be an ex officio member of all standing committees and he or she shall have such other powers and duties as may from time to time be assigned by the board of directors or by the chairman of the board. In addition to the foregoing, the president shall have such other powers, duties, and authority as may be set forth elsewhere in these bylaws. If the board of directors does not elect a chairman or vice chairman of the board, the president shall also have the duties and responsibilities, and exercise all functions, of the chairman and the vice chairman of the board as provided in these bylaws.

         Section 4.6. Vice Presidents. Each vice president shall have such powers and discharge such duties as may be assigned from time to time by the chairman of the board. During the absence or disability of the president, one such vice president, when designated by the board of directors, shall exercise all the functions of the president.

         Section 4.7. The Secretary and Assistant Secretary. The secretary or the chairman of the board shall issue notices for all meetings. The secretary shall keep minutes of all meetings, shall have charge of the seal and the corporate books and shall make such reports and perform such other duties as are incident to the office, and perform such other duties designated or properly required by the chairman of the board. The assistant secretary shall be vested with the same powers and duties as the secretary, and any act may be done or duty performed, by the assistant secretary with like effect as though done or performed by the secretary. The assistant secretary shall have such other powers and perform such other duties as may be assigned by the chairman of the board.

         Section 4.8. The Treasurer and Assistant Treasurer. The treasurer shall have the custody of all moneys and securities of the corporation and shall keep regular books of account. He or she shall disburse the funds of the corporation in payment of just demands against the corporation, or as may be ordered by the chairman of the board or by the board of directors, taking proper vouchers for such disbursements, and shall render to the board of directors from time to time as may be required of him or her, an account of all transactions as treasurer and of the financial condition of the corporation. The treasurer shall perform all duties incident to the office, and perform such other duties designated or properly required by the chairman of the board. The assistant treasurer shall be vested with the same powers and duties as the treasurer, and any act may be done, or duty performed by the assistant treasurer with like effect as though done or performed by the treasurer. The assistant treasurer shall have such other powers and perform such other duties as may be assigned by the chairman of the board.

         Section 4.9. Vacancies. Vacancies in any office arising from any cause may be filled by the directors for the unexpired portion of the term with a majority vote of the directors then in office. In the case of the absence or inability to act of any officer of the corporation and of any person herein authorized to act in his or her place, the board of directors may from time to time delegate the powers or duties of such officer to any other officer or any director or other person whom it may select.

         Section 4.10. Other Officers, Assistant Officers and Agents. Officers, assistant officers, and agents, if any, other than those whose duties are provided for in these bylaws shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the board of directors.

                                   ARTICLE V.
         INDEMNIFICATION AND INSURANCE OF DIRECTORS, OFFICERS AND OTHERS

         Section 5.1. Indemnification. The corporation shall, to the fullest extent permitted by the Delaware General Corporation Law or any successor or similar statute, indemnify any and all officers and directors of the corporation, from and against all expenses (including attorneys' fees), liabilities or other matters arising out of their status as such or their acts, omissions or services in rendered by such persons in such capacities or otherwise at the request of the corporation. Unless specifically addressed in a repeal or amendment of Delaware law with regard to a corporation's ability to indemnify its officers and directors, no such repeal or amendment shall adversely affect any indemnification rights of any person existing at the time of such repeal or amendment.

         Section 5.2. Advancement of Expenses. Reasonable expenses (including attorneys' fees) incurred by a director or officer who was, is or is threatened to be made a named defendant or respondent in a proceeding by reason of his or her status as a director or officer of the corporation or services rendered by such persons in such capacities or otherwise at the request of the corporation or incurred by a director or officer for prosecuting a claim under Section 5.3 shall be paid by the corporation in advance of the final disposition of such proceeding upon receipt of a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification and a written undertaking by or on behalf of the director or officer to repay such amount if it is ultimately determined that he or she is not entitled to be indemnified by the corporation as authorized in this Article.

         Section 5.3. Expenses of Contested Indemnification Claims. If a claimant makes a claim on the corporation under Section 5.1 or 5.2 and the corporation does not pay such claim in full within thirty days after it has received such written claim, the claimant may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall also be entitled to be paid the expenses of prosecuting such claim.

         Section 5.4. Indemnification Not Exclusive. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any other bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office.

         Section 5.5. Survival of Indemnification and Advancement of Expenses. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such person.

         Section 5.6. Determination of Indemnification. Any indemnification under Sections 5.1 and 5.2 (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director or officer is proper in the circumstances because he or she has met the applicable standards of conduct required by Sections 5.1 and 5.2. Such determination shall be made as provided by Section 145 of the Delaware General Corporation Law or any successor or similar statute.

         Section 5.7. Employees, Agents and Others. The corporation may, to the fullest extent of the provisions of this Article with respect to directors and officers and to the extent authorized from time to time by the board of directors, grant rights of indemnification and advancement of expenses to any employee or agent of the corporation or any other person who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.

         Section 5.8. Contract Right. Each of the rights of indemnification and advancement of expenses provided by, or granted pursuant to, this Article shall be a contract right and any repeal or amendment of the provisions of this Article shall not adversely affect any such right of any person existing at the time of such repeal or amendment with respect to any act or omission occurring prior to the time of such repeal or amendment, and further, shall not apply to any proceeding, irrespective of when the proceeding is initiated, arising from the service of such person prior to such repeal or amendment.

         Section 5.9. Insurance. The corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liability under the provisions of this Article.

         Section 5.10. Certain References Under Article V. For purposes of this Article, references to "the corporation," "other enterprise," "proceeding" and "serving at the request of the corporation" shall have the meanings given such terms in Section 145 of the Delaware General Corporation Law or any successor or similar statute.

                                   ARTICLE VI.
                              CERTIFICATES OF STOCK

         Section 6.1. Form. Certificates of stock shall be issued in numerical order, and each stockholder shall be entitled to a certificate signed by the chairman of the board, the president or any vice president and the secretary, any assistant secretary, the treasurer or any assistant treasurer, certifying to the number of shares owned by such stockholder. Where, however, such certificate is signed by a transfer agent or an assistant transfer agent or by a transfer clerk acting on behalf of the corporation, and a registrar or by an agent acting in the dual capacity of transfer agent and registrar, the signatures of any of the above-named officers may be facsimile signatures. In the event that any officer who has signed, or whose facsimile signature has been used on, a certificate has ceased to be an officer before the certificate has been delivered, such certificate may nevertheless be adopted and issued and delivered by the corporation, as though the officer who signed such certificate or certificates, or whose facsimile signature or signatures shall have been used thereon, had not ceased to be such officer of the corporation.

         Section 6.2. Transfers. Transfers of stock shall be made only upon the transfer books of the corporation or respective transfer agents designated to transfer the several classes of stock, and before a new certificate is issued, the old certificate shall be surrendered for cancellation.

         Section 6.3. Lost or Destroyed Certificates. The corporation may issue a new certificate of stock in place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the corporation shall, except as otherwise determined by the board of directors, the chairman of the board, the president, any vice president or other authorized officer, require the owner of the lost, stolen or destroyed certificate, or his or her legal representative, to give the corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

         Section 6.4. Registered Stockholders. The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of another person, whether or not the corporation shall have express or other notice thereof, except as otherwise provided by the laws of the state of Delaware.

                                  ARTICLE VII.
                          CERTAIN BUSINESS COMBINATIONS

         The provision of Section 203 of the Delaware General Corporation Law shall apply to the corporation. This Article VII shall be amended, altered or repealed only as provided in Section 203 of the Delaware General Corporation Law.

                                  ARTICLE VIII.
                               GENERAL PROVISIONS
         Section 8.1. Dividends. Dividends upon the capital stock of the corporation, subject to any applicable provisions of the certificate of incorporation, may be declared by the board of directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property or in shares of the capital stock. Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the directors shall think in the best interest of the corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

         Section 8.2. Moneys. The moneys of the corporation shall be deposited in the name of the corporation in such bank or banks or trust company or trust companies as the board of directors shall designate, and shall be drawn out only by check signed by the chairman of the board or the president and countersigned by the secretary, assistant secretary, treasurer or the assistant treasurer, or signed and countersigned by such other persons as shall be designated by resolution of the board of directors, except that the chairman of the board may designate one or more officers to transfer by letter or wire funds from an account of the corporation in one bank to an account of the corporation or a subsidiary in another bank and the chairman of the board shall have the authority on bank accounts to designate that one signature of an officer or other person shall be sufficient.

                                   ARTICLE IX.
                                     NOTICES

         Section 9.1. General. Whenever the provisions of any statute or these bylaws require notice to be given to any director, officer or stockholder, such notice may be given personally or in writing by facsimile, by telegraph or by depositing the same in the United States mail with postage prepaid addressed to each director, officer or stockholder at his or her address, as the same appears in the books of the corporation, and the time when the same shall be personally given, sent by facsimile or telegraph or mailed shall be deemed to be the time of the giving of such notice.

         Section 9.2. Waivers. Whenever any notice whatever is required to be given under provisions of law or of the certificate of incorporation or of these bylaws, a waiver thereof in writing signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

         Section 9.3. Attendance as Waiver. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except where a person attends a meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened.

         Section 9.4. Omission of Notice to Stockholders. Any notice required to be given to any stockholder under any statutory provision, the certificate of incorporation or these bylaws need not be given to the stockholder if:

                  (a) notice of two consecutive annual meetings and all notices of meetings held or actions by written consent taken during the period between those annual meetings, if any, or

                  (b) all, and at least two, payments (if sent by first class mail) of distributions or interest on securities during a twelve month period have been mailed to that person, addressed at his or her address as shown on the share transfer records of the corporation, and have been returned undeliverable. Any action or meeting taken or held without notice to such a person shall have the same force and effect as if the notice had been duly given. If such a person delivers to the corporation a written notice setting forth his or her then current address, the requirement that notice be given to that person shall be reinstated.


                                         ADOPTED BY THE BOARD OF DIRECTORS AS OF
                                         July 3, 2007



                                         /s/  Valerie Hoi-Fah Looi

                                         Valerie Hoi-Fah Looi, Secretary